FORM OF AMENDED SCHEDULE A

TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

BETWEEN

SCHWAB CAPITAL TRUST AND CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

Fund	Effective Date

Schwab MarketTrack Growth Portfolio	September 25, 1995

Schwab MarketTrack Balanced Portfolio	September 25, 1995

Schwab MarketTrack Conservative Portfolio	September 25, 1995

Schwab Core Equity Fund	May 21, 1996

Laudus International MarketMasters Fund	September 2, 1996

Schwab Balanced Fund (formerly known as Schwab Viewpoints Fund)	October 13, 1996

Laudus Small-Cap MarketMasters Fund	August 3, 1997

Schwab Market Track All Equity Portfolio	April 16, 1998

Schwab Health Care Fund	May 15, 2000

Schwab Hedged Equity Fund	August 6, 2002

Schwab Small-Cap Equity Fund	May 19, 2003

Schwab Dividend Equity Fund	September 23, 2003

Schwab Target 2010 Fund	May 24, 2005

Schwab Target 2015 Fund	November 12, 2007

Schwab Target 2020 Fund	May 24, 2005

Schwab Target 2025 Fund	November 12, 2007

Schwab Target 2030 Fund	May 24, 2005

Schwab Target 2035 Fund	November 12, 2007

Schwab Target 2040 Fund	May 24, 2005

Schwab Large Cap Growth Fund	May 24, 2005

Schwab Monthly Income Fund – Moderate Payout	February 25, 2008

Schwab Monthly Income Fund – Enhanced Payout	February 25, 2008

Schwab Monthly Income Fund – Maximum Payout	February 25, 2008

Schwab International Core Equity Fund	February 25, 2008

Schwab Target 2045 Fund	January 14, 2013

Schwab Target 2050 Fund	January 14, 2013

Schwab Target 2055 Fund	January 14, 2013

Schwab Target 2060 Fund	August 18, 2016

Schwab Capital Trust	Charles Schwab Investment Management, Inc.
George Pereira SVP & COO	Marie Chandoha President and Chief Executive Officer

Dated as June 1, 2017

FORM OF AMENDED SCHEDULE B

TO THE INVESTMENT ADVISORY AND ADMINISTRATION AGREEMENT

BETWEEN SCHWAB CAPITAL TRUST AND

CHARLES SCHWAB INVESTMENT MANAGEMENT, INC.

ADVISORY FEE SCHEDULE

The fees listed below are for services provided under this Agreement and are to be accrued daily and paid monthly in arrears:

Fund	Fee

Schwab MarketTrack Growth Portfolio	Thirteen one-hundredths of one percent (0.13%) of the Fund’s average daily net assets.

Schwab MarketTrack Balanced Portfolio	Thirteen one-hundredths of one percent (0.13%) of the Fund’s average daily net assets.

Schwab MarketTrack Conservative Portfolio	Thirteen one-hundredths of one percent (0.13%) of the Fund’s average daily net assets.

Schwab Core Equity Fund	Forty-seven-one-hundreths of one percent (0.47%) of the Fund’s average daily net assets.

Laudus International MarketMasters Fund	One percent and twenty-nine one-hundredths of one percent (1.29%) of the Fund’s average daily net assets not in excess of $500 million; one percent and two hundred seventy-five one-thousandths of one percent (1.275%) of such net assets over $500 million but not in excess of $1 billion; and one percent and twenty-five one-hundredths of one percent (1.25%) of such net assets over $1 billion).

Schwab Balanced Fund (formerly known as Schwab Viewpoints Fund)	Zero percent (0%) of the Fund’s average daily net assets.

Laudus Small-Cap MarketMasters Fund	One percent and seventeen one-hundredths of one percent (1.17%) of the Fund’s average daily net assets not in excess of $500 million; one percent and thirteen one-hundredths of one percent (1.13%) of such net assets over $500 million but not in excess of $1 billion; and one percent and seven one-hundredths of one percent (1.07%) of such net assets over $1 billion).

Schwab Market Track All Equity Portfolio	Thirteen one-hundredths of one percent (0.13%) of the Fund’s average daily net assets.

Fund	Fee

Schwab Health Care Fund	Fifty-four one-hundredths of one percent (0.54%) of the Fund’s average daily net assets not in excess of $500 million; five hundred fifteen one-thousandths of one percent (0.515%) of such net assets over $500 million but not in excess of $1 billion; and forty-nine one-hundredths of one percent (0.49%) of such net assets over $1 billion).

Schwab Hedged Equity Fund	One percent and five one-hundredths of one percent (1.05%) of the Fund’s average daily net assets.

Schwab Small-Cap Equity Fund	Eighty-one one-hundredths of one percent (0.81%) of the Fund’s average daily net assets.

Schwab Dividend Equity Fund	Sixty-two one-hundredths of one percent (0.62%) of the Fund’s average daily net assets.

Schwab Target 2010 Fund	Zero percent (0%) of the Fund’s average daily net assets

Schwab Target 2015 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2020 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2025 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2030 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2035 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2040 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Large-Cap Growth Fund	Seventy-Two one-hundredths of one percent (0.72%) of the Fund’s average daily net assets.

Schwab Monthly Income Fund – Moderate Payout	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Monthly Income Fund – Enhanced Payout	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Monthly Income Fund – Maximum Payout	Zero percent (0%) of the Fund’s average daily net assets.

Schwab International Core Equity Fund	Fifty-eighty one-hundredths of one percent (0.58%) of the Fund’s average daily net assets.

Schwab Target 2045 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2050 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2055 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Target 2060 Fund	Zero percent (0%) of the Fund’s average daily net assets.

Schwab Capital Trust	Charles Schwab Investment Management, Inc.
George Pereira SVP & COO	Marie Chandoha President and Chief Executive Officer

Dated as of June 1, 2017